Exhibit 5.1

January 30, 2008

Education Media, Inc.
1700 Pennsylvania Avenue, NW
Suite 900
Washington, DC 20006

Re:

Initial Public Offering of Units

Ladies and Gentlemen:

We have acted as counsel to Education Media, Inc., a Delaware corporation (the “Company”), in connection with the Company’s Registration Statement on Form S-1, as amended (the “Registration Statement”), filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended.

The Registration Statement covers the registration of (i) 10,000,000 units, each unit consisting of (a) one share of the Company’s common stock, $0.0001 par value per share (the “Common Stock”), and (b) one warrant to purchase one share of Common Stock at an exercise price of $7.50 per share (the “Public Warrants”), (ii) up to 1,500,000 units which Ferris, Baker Watts, Incorporated (the “Underwriter” or “FBW”) will have a right to purchase from the Company to cover over-allotments, if any (the “Over-Allotment Units,” and collectively with the 10,000,000 units to be sold pursuant to the terms of the Registration Statement, the “Units”); (iii) up to 11,500,000 shares of Common Stock underlying the Units, (iv) up to 11,500,000 Warrants underlying the Units, (v) up to 11,500,000 shares of Common Stock underlying the Warrants (the “Warrant Shares”), (vi) one (1) Unit Purchase Option (the “UPO”) pursuant to which FBW shall have the right to purchase for its own account or that of its designees up to an aggregate of 300,000 Units, (vii) up to 300,000 Units (the “UPO Units”) underlying the UPO, (vii) up to 300,000 shares of Common Stock and up to 300,000 Warrants issued as part of the UPO Units (the “UPO Shares” and the “UPO Warrants,” respectively) and (viii) up to 300,000 shares of Common Stock issuable upon exercise of the UPO Warrants (the “UPO Warrant Shares”)

In connection with this opinion, we have examined such documents and considered such legal matters as we have deemed necessary and relevant as the basis for the opinion set forth below. We have made no other documentary review or investigation of any kind whatsoever for purposes of this opinion. In making such examination, we have assumed (i) the genuineness of signatures of all persons signing any documents, the legal capacity of natural persons, the authority of persons signing any document on behalf of parties thereto, the authority of all governmental authorities, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies or by facsimile or other means of electronic transmission; and (ii) that the Warrant Agreement is a legal and binding obligation of Continental Stock Transfer & Trust Company as warrant agent. As to all facts relevant to the opinions or statements expressed herein, we have relied, without independent investigation or verification, upon certificates, oral or written representations and other statements of officers, directors and other representatives of the Company, public officials and others.

Subject to the limitations set forth below, we have made such examination of law as we have deemed necessary for the purpose of this opinion. This opinion is limited solely to the federal laws of the United States, the Delaware General Corporation Law, including all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting these laws, the laws of the State of Maryland in connection with the Unit  Purchase Option and, as to the Warrants constituting valid and binding agreements of the Company, solely to the laws of the State of New York. Our opinion is based on these laws as in effect on the effective date of the Registration Statement.

We express no opinion as to the enforceability of any particular provision of any of the transaction documents relating to or constituting waivers of rights to object to jurisdiction or venue, consents to jurisdiction or venue, or waivers of rights to (or methods of) service of process, except to the extent that such waivers or consents are made enforceable by the District of Columbia, as applied by a District of Columbia court, and by New York General Obligations Law Section 5-1402, as applied by a New York State court.

Based upon and subject to the foregoing, we are of the opinion that when the Registration Statement becomes effective under the Act, and when the offering is completed as contemplated by the Registration Statement:

1. The Units, when issued and paid for as contemplated by the Registration Statement and the related Prospectus, will be duly authorized, validly issued, fully paid and non-assessable.

2. The Common Stock included in the Units, when issued and sold in accordance with and in the manner described in the Registration Statement and the related Prospectus, will be duly authorized, validly issued, fully paid and non-assessable.

3. When the terms of the warrant agreement under which the warrants are to be issued (the “Warrant Agreement”) are duly established and the Warrant Agreement is duly executed and delivered, when the terms of the Warrants underlying the Units and of their issuance and sale are duly established in conformity with the Warrant Agreement and when such Warrants are duly executed and authenticated in accordance with the Warrant Agreement, each Warrant included in the Units, when issued and sold in accordance with and in the manner described in the Registration Statement and the related Prospectus, will constitute a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, arrangement, moratorium, or other similar laws affecting creditors’ rights, and subject to general equity principles and to limitations on availability of equitable relief, including specific performance.

4. The Common Stock, when issued and paid for upon exercise of the Warrants as contemplated by the Warrant Agreement, the Registration Statement and the related Prospectus, will be duly authorized, validly issued, fully paid and non-assessable.

5. When the terms of the UPO, and of its issuance and sale, are duly established and the UPO is duly executed and issued, delivered, sold and paid for, as contemplated by the UPO and the Registration Statement, will constitute a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, and such UPO will be validly issued, fully paid and non-assessable.

6. When the terms of the UPO Units, and of their issuance and sale, are duly established, and when such UPO Units are duly executed and issued, delivered, sold and paid for upon exercise of the UPO, as contemplated by the UPO and the Registration Statement, such UPO Units will be validly issued, fully paid and non-assessable.

7. When the terms of the UPO Shares underlying the UPO Units and the sale thereof are duly established, and such UPO Shares are duly issued, delivered, sold and paid for as part of such UPO Units, as contemplated by the UPO and the Registration Statement, the UPO Shares will be validly issued, fully paid and non-assessable.

8. When the terms of the Warrant Agreement are duly established and the Warrant Agreement is duly executed and delivered, when the terms of the UPO Warrants underlying the UPO Units and of their issuance and sale are duly established in conformity with the Warrant Agreement and when such UPO Warrants are duly executed and authenticated in accordance with the Warrant Agreement and issued, delivered, sold and paid for as part of the UPO Units, as contemplated by the UPO and the Registration Statement, such UPO Warrants will constitute a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, arrangement, moratorium, or other similar laws affecting creditors’ rights, and subject to general equity principles and to limitations on availability of equitable relief, including specific performance.

The UPO Warrant Shares underlying such UPO Warrants, when duly issued, delivered, sold and paid for upon exercise of such UPO Warrants, as contemplated by the Warrant Agreement and the Registration Statement, will be validly issued, fully paid and non-assessable.

9. Each contractual choice of law clause being referred to as a “Chosen-Law Provision” is enforceable in accordance with New York General Obligations Law Section 5-1401, as applied by a New York State court or a federal court sitting in New York and applying New York choice of law principles, except to the extent provided in Section 8-110 of the New York Uniform Commercial Code.

We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement and the reference to us under the heading “Legal Matters” in the related Prospectus.  In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations promulgated thereunder.

Very truly yours,

/s/ Kalbian Hagerty LLP
Kalbian Hagerty LLP